                                                                    EXHIBIT 12.1

                              INDYMAC BANCORP, INC.
                Computation of Ratio of Earnings to Fixed Charges
                                  June 30, 2001
                             (Dollars in thousands)

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
                                                                                                                SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                                  JUNE 30,
                                     ------------------------------------------------------------------      ----------------------
                                       1996          1997           1998           1999          2000          2000          2001
                                     --------      --------      ---------       --------      --------      --------      --------
EARNINGS:
Consolidated pretax income
  from continuing operations         $ 68,987      $ 24,295      $  33,790       $115,929      $141,080      $ 65,821      $ 95,166

  less income/(loss) from
   equity investee                     19,533        18,414        (58,232)         2,109           800            --           501

Consolidated pretax income
  from continuing operations
  before income/(loss)
  from equity investees                49,454         5,881         92,022        113,820       140,280        65,821        94,665

Amortization of capitalized
  interest                                 --            --             --             --            --            --            --

Interest expense
  (including net amortization
  of debt discount and premium
  and issuance expense)               159,365       242,372        355,359        185,623       283,355       118,664       178,667


Less interest capitalized
  during the period                        --            --             --             --            --            --            --

Interest portion of rental
  expense                                 580           428            595            614         3,768         1,872         3,325
                                     --------      --------      ---------       --------      --------      --------      --------

  Earnings (including interest
   expense on deposits)               208,819       248,253        447,381        299,443       423,635       184,485       273,332
                                     --------      --------      ---------       --------      --------      --------      --------

Interest on deposits                       --            --             --             --        16,245            --        34,776
                                     --------      --------      ---------       --------      --------      --------      --------

  Earnings (excluding interest
   expense on deposits)              $208,819      $248,253      $ 447,381       $299,443      $439,880      $184,485      $308,108
                                     ========      ========      =========       ========      ========      ========      ========

FIXED CHARGES:
Interest expense
  (including net amortization
  of debt discount and premium
  and issuance expense)              $159,365      $242,372      $ 355,359       $185,623      $283,355      $118,664      $178,667

Interest portion of rental
 expense                                  580           428            595            614         3,768         1,872         3,325

  Fixed Charges, including
   interest on deposits               159,945       242,800        355,954        186,237       287,123       120,536       181,992
                                     --------      --------      ---------       --------      --------      --------      --------

Less interest on deposits                  --            --             --             --        16,245            --        34,776
                                     --------      --------      ---------       --------      --------      --------      --------

  Fixed Charges, excluding
   interest on deposits              $159,945      $242,800      $ 355,954       $186,237      $270,878      $120,536      $147,216
                                     ========      ========      =========       ========      ========      ========      ========

  Ratio of Earnings to Fixed
   Charges, (including interest
   on deposits)                          1.31          1.02           1.26           1.61          1.48          1.53          1.50
                                     ========      ========      =========       ========      ========      ========      ========

  Ratio of Earnings to Fixed
   Charges (excluding interest
   on deposits)                          1.31          1.02           1.26           1.61          1.62          1.53          2.09
                                     ========      ========      =========       ========      ========      ========      ========
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